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                                                                     EXHIBIT 1.1

                         THE COMPANIES ACTS 1985 to 1989

                        PUBLIC COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                       OF

                               SCOTTISH POWER PLC

1.     The Company's name is SCOTTISH POWER plc (Note 1).

2.     The Company is to be a public company.

3.     The Company's registered office is to be situated in Scotland.

4.     The Company's objects are:- (Note 2)

4.1.1 To carry on the business of a holding company in all its branches, and to acquire by purchase, lease, concession, grant, licence or otherwise such businesses, options, rights, privileges, lands, buildings, leases, underleases, stocks, shares, debentures, debenture stock, bonds, obligations, securities, reversionary interests, annuities, policies of assurance and other property and rights and interests in property as the Company shall deem fit and generally to hold, manage, develop, lease, sell or dispose of the same; and to vary any of the investments of the Company, to act as trustees of any deeds constituting or securing any debentures, debenture stock or other securities or obligations; to enter into, assist, or participate in financial, commercial, mercantile, industrial and other transactions, undertakings and businesses of every description, and to establish, carry on, develop and extend the same or sell, dispose of or otherwise turn the same to account, and to co-ordinate the policy and administration of any companies of which this Company is a member or which are in any manner controlled by, or connected with the Company, and to carry on all or any of the businesses of capitalists, trustees, financiers, financial agents, company promoters, bill discounters, insurance brokers and agents, mortgage brokers, rent and debt collectors, stock and share brokers and dealers and commission and general agents, merchants and traders; and to manufacture, buy, sell, maintain, repair and deal in plant, machinery, tools, articles and things of all kinds capable of being used for the purposes of the above-mentioned businesses or any of them, or likely to be required by customers of or persons having dealings with the Company.

4.1.2 To carry on the businesses in all its branches of generating, transmitting, distributing and supplying electricity (including, but without prejudice to the foregoing generality, the business of a public electricity supplier under any authorisation or licence granted pursuant to the Electricity Act (or modification or re-enactment thereof) or any other statute or statutory instrument) or any other form of energy and to do anything which the

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         Company is empowered or required to do under or by virtue of any such authorisation or licence.

4.1.3 To carry on the businesses of manufacturing, supplying, servicing and dealing in all types of plant or equipment used in connection with the generation, transmission, distribution and supply of electricity or any other form of energy.

4.1.4 To explore for, produce, import or otherwise obtain any fuel or other raw materials for use in connection with the generation of electricity or any other form of energy and to process and deal in any such raw materials or any by-products thereof and to process and deal in any by-products which may be obtained from the activities of generating, transmitting, distributing or supplying electricity or any other form of energy.

4.1.5 To carry on the businesses in all their branches of retailers, suppliers and dealers in electrical appliances, household and general domestic equipment, fixtures and fittings and all kinds of goods, equipment, materials or installations connected with the use of electricity or any other form of energy whether for domestic, industrial, commercial or other purposes.

4.1.6 To carry on the business of a water undertaker, whether pursuant to an appointment or otherwise, including but not limited to the provision, operation, development, maintenance, improvement and extension of a system of water supply, the abstraction, collection, storage, treatment, distribution and supply of water, and the provision, operation, maintenance, improvement and extension of water mains and other pipes.

4.1.7 To carry on the business of a sewerage undertaker, including but not limited to the provision, operation, development, maintenance, improvement and extension of a system of a public sewers, the removal, treatment and disposal of waste, sewerage, sludge and other effluent, and the provision, operation, emptying, cleansing, maintenance, improvement and extension of sewers and drains.

4.1.8 To carry on all or any of the businesses of the running (whether under licence or otherwise), operating, managing, servicing, repairing and dealing in telecommunication and information systems and systems of all kinds for the conveyance by any means of sounds, visual images and signals of all kinds.

4.1.9 To provide engineering, construction, consultancy and design services and radio and other communications systems and services, and any facilities, equipment and installations whether related to such services and systems or otherwise.

4.1.10 To conduct, promote and commission research of all kinds and research and development activities of all kinds, whether related to the generation, transmission, distribution and supply of electricity or other form of energy or otherwise, and to exploit and turn to account the results of any such research or research and development carried out by or for the Company.

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4.1.11   To acquire by any means and hold and deal with any heritable, real or personal property or corporeal or incorporeal rights whatsoever, whether or not for the purposes of or in connection with any of the foregoing activities, and (without prejudice to the generality of the foregoing) to purchase, take on lease or in exchange, hire or otherwise acquire and hold any heritable or real property and any estate or interest in such property, including without limitation any lands, buildings, installations, structures, servitudes, easements, fishing rights, privileges and concessions and to use, exploit and develop the same.

4.1.12 To abstract and divert water from any appropriate source for use in connection with the generation of electricity, having regard to the preservation of amenity and fisheries.

4.1.13 To carry on any other trade or business whatever which, in the opinion of the Directors of the Company, can be advantageously carried on in connection with or ancillary to any of the above mentioned businesses or is calculated directly or indirectly to enhance the value of, or render profitable any of, the property or rights of the Company.

4.1.14 To carry on any other trade, business, including without limitation any utility business, or activity whatever which, in the opinion of the Directors of the Company, is or may be capable of being carried on directly or indirectly for the benefit of the Company.

4.2 To purchase or by any other means acquire and take options over any property whatever, and any rights or privileges of any kind over or in respect of any property.

4.3 To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere, any trade marks, patents, copyrights, trade secrets, or other intellectual property rights, licences, secret processes, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

4.4 To acquire or undertake the whole or any part of the business, goodwill, and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm or company, or for subsidising or otherwise assisting any such person, firm or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain, or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received.

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4.5      To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.

4.6 To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise deal with any investments made.

4.7 To lend and advance money or give credit an any terms and with or without security to any person, firm or company (including without prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with, the Company), to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, and to secure or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligation by any person, firm or company (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid).

4.8 To borrow and raise money in any manner and to secure the repayment of any money borrowed, raised or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

4.9 To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

4.10 To apply for, promote, and obtain any Act of Parliament, order, or licence of the Department of Trade Or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company's interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

4.11 To enter into any arrangements with any government or authority (supreme, municipal, local, or otherwise) that may seem conducive to the attainment of the Company's objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges, and concessions.

4.12 To subscribe for, take, purchase, or otherwise acquire, hold, sell, deal with and dispose of, place and underwrite shares, stocks, debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any other company constituted or

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carrying on business in any part of the world, and debentures, debenture stocks, bands, obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise, in any part of the world.

4.13 To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies.

4.14 To promote any other company for the purpose of acquiring the whole or any part of the business or property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

4.15 To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

4.16 To act as agents or brokers and as trustees for any person, firm or company, and to undertake and perform sub-contracts.

4.17 To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

4.18 To distribute among the members of the Company in kind any property of the Company of whatever nature.

4.19 To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company.

4.20 To support and subscribe to any charitable or public object and to support and subscribe to any institution, society, or club which may be for the benefit of the Company or its directors or employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been directors of, or who are or have been employed by, or who are serving or

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have served the Company, or any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance including insurance for any director, officer or auditor against any liability in respect of any negligence, default, breach of duty or breach of trust (so far as permitted by law); and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such schemes to be established or maintained.

4.21 Subject to and in accordance with the provisions of the Act (if and so far as such provisions shall be applicable) to give, directly or indirectly, financial assistance for the acquisition of shares or other securities of the Company or of any other company or for the reduction or discharge of any liability incurred in respect of such acquisition.

4.22 To procure the Company to be registered or recognised in any part of the world.

4.23 To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise, and by or through agents, brokers, sub-contractors or otherwise and either alone or in conjunction with others.

4.24 To do all such other things as may be deemed incidental or conducive to the attainment of the Company's objects or any of them.

4.25     AND so that:-

4.25.1 None of the objects set forth in any sub-clause of this clause shall be restrictively construed but the widest interpretation shall be given to each such object, and none of such objects shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-clause, or by reference to or inference from the terms of any other sub-clause of this clause, or by reference to or inference from the name of the Company.

4.25.2 None of the sub-clauses of this clause and none of the objects therein specified shall be deemed subsidiary or ancillary to any of the objects specified in any other such sub-clause, and the Company shall have as full a power to exercise each and every one of the objects specified in each sub-clause of this clause as though each such sub-clause contained the objects of a separate Company.

4.25.3 The word "company" in this clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of

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         persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

4.25.4 In this clause the expression "the Act" means the Companies Act 1985, but so that any reference in this clause to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

5.       The liability of the members is limited.

6. The Company's share capital is(pound)50,000 divided into 50,000 shares of(pound)1 each.
(Notes 3, 4, 5 and 6)

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WE, the subscribers to this Memorandum of Association, wish to be formed into a
Company pursuant to this Memorandum; and we agree to take the number of shares shown opposite our respective names.

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Names and addresses of Subscribers            Number of shares taken
                                              by each subscriber
--------------------------------------------------------------------------------

1.       Jordans (Scotland) Limited           One
         24 Great King Street
         Edinburgh
         EH3 6QN

2.       Oswalds of Edinburgh Limited         One
         24 Great King Street
         Edinburgh
         EH3 6QN

                                              ----------------------------------

                          Total shares taken  Two

--------------------------------------------------------------------------------

Dated this 19th February 1999

Witness to the above Signatures:-             Cathie Balneaves
                                              24 Great King Street
                                              Edinburgh EH3 6QN

                                              Company Registration Agent

Notes:

(1) By special resolution passed on 29 April 1999 which became effective on 30 July 1999, the Company changed its name from New Scottish Power plc to Scottish Power plc.

(2)      By ordinary resolution passed on 29 April 1999, sub-clauses 4.1.2 to
         4.1.14 (inclusive) were adopted.

(3) On 22 February 1999 the Company's share capital was increased to (pounds)99,998 by the creation of 49,998 redeemable shares of (pounds)1 each.

(4) By ordinary resolution passed on 29 April 1999, each of the ordinary shares of (pounds)1 each in the Company's authorised capital were sub-divided into ordinary shares of 50 pence each.

(5) By ordinary resolution passed on 29 April 1999, the authorised share capital of the Company was increased to (pounds)850,000,001 by the creation of an additional 1,699,800,004 ordinary shares of 50 pence each and one special rights non-voting redeemable preference share of (pounds)1.

(6) By an ordinary resolution passed on 21 July 1999, the authorised share capital of the Company was increased to (pounds)1,500,000,001 by the creation of an additional 1,300,000,000 ordinary shares of 50 pence each ranking pari passu in all respects with the existing ordinary shares of 50 pence each in the capital of the Company.

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